UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2012

AlphaPoint Technology, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-173028	26-3748249
(Commission File Number)	(IRS Employer Identification No.)

5245 Office Park Blvd, Suite 102

Bradenton, FL  34203

 (Address of principal executive offices and zip code)

(941) 896-7848

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, Mr. Peter Breen, General Manager and Business Owner of Broadridge Financial Solutions (NYSE: BR), was appointed to the Company’s Board of Directors, bringing the total number of Board members to five (5).  Mr. Breen will begin his tenure immediately and brings to the Board more than 20 years of financial industry experience.

There are no arrangements or understanding between Mr. Breen and any other person pursuant to which he was selected as a Director, and the Company has not entered into, nor does it have any currently proposed plans to enter into, any transactions in which Mr. Breen will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Peter Breen and any other director or executive officer of the Company.

Background of Mr. Peter Breen:

Mr. Breen, General Manager and Business Owner of Broadridge Financial Solutions (NYSE: BR), is responsible for all day-to-day operations, overall management, growth and innovation for the Corporate Issuer Solutions division within Broadridge.  Broadridge is a $2.4BN NYSE Company with 6,000 employees worldwide.

Prior to his arrival at Broadridge, Mr. Breen served as a Managing Director at The Bank of New York-Mellon (NYSE: BK) and oversaw all business development for BNY Mellon's Shareowner Services business, and served as a member of the Senior Management Team of that business unit.  Additionally, Mr. Breen also had the distinct pleasure and honor of serving on BNY Mellon's Revenue Growth Board, a permanent body of 22 officers, reporting directly to the CEO and Executive Committee.  The Board was formed to oversee all revenue related efforts across the entire enterprise.

Mr. Breen spent a combined 11 years as an entrepreneur and business owner, working with clients such as NASDAQ, Scottrade, BetterInvesting, and many others.  While co-managing The Vokser Group, Mr. Breen launched a publicly traded index–the BetterInvesting Top 100 Index (NASDAQ: BIXX)–which is designed to outperform major benchmarks in all types of investing climates/cycles.  Before Vokser, Mr. Breen co-founded BUYandHOLD and served as Chairman and CEO. He was recognized as a finalist in Ernst & Young’s Entrepreneur of the Year and was the recipient of a U.S. Patent for the innovative aggregation process designed to make investing more accessible and intuitive for the individual investor.

Mr. Breen studied Economics at Marion Military Institute and The University of Maine.  He received his Commission as an Infantry Officer in the United States Army and earned his Airborne Wings as an Army Paratrooper.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHAPOINT TECHNOLOGIES, INC.

Dated: January 9, 2012	By:	/s/ GARY MACLEOD
Name: Gary Macleod Title: President and Chairman